SUB-ITEM 77 C:
Submission of
matters to a vote
of security
holders

A Special Meeting
of Shareholders of
Federated
Automated
Government Money
Trust (AGMT) was
held on September
30, 2014.  The
following item,
which is required
to be reported
under this SUB-
ITEM 77C, was
voted on at the
meeting:

1. To approve or
disapprove a
proposed
Agreement and
Plan of
Reorganization
pursuant to which
Federated Treasury
Obligations Fund
(TOF) would
acquire all, or
substantially all, of
the assets of AGMT
in exchange for
Automated Shares
of TOF to be
distributed pro rata
by AGMT to its
shareholders in a
complete
liquidation and
dissolution of
AGMT.

	Shares
voted affirmatively
........................
........
.....88,724,571
	Shares
voted negatively
........................
........
.........2,276
	Shares
abstaining
........................
........
.................216,930






The Definitive
Prospectus/Proxy
Statement for this
Special Meeting
was filed with the
Securities and
Exchange
Commission on
August 13, 2014,
and is incorporated
by reference. (File
Nos. 333-197200
and 811-5950)